                                                                  EXHIBIT 10.14


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                            SENIOR SUBORDINATED NOTE
                             DUE NOVEMBER 30, 2003

MAKER                                      SCC COMMUNICATIONS CORP. ("Company")

PAYEE                                      BANC ONE CAPITAL PARTNERS II, LLC
                                           ("BOCP")

ORIGINAL PRINCIPAL AMOUNT                  $4,000,000

AMORTIZATION COMMENCEMENT DATE             MARCH 31, 2001

STATED INTEREST RATE                       11% PER ANNUM UNTIL MAY 31, 1999
                                           12% PER ANNUM THEREAFTER

DEFAULT INTEREST RATE                      18% PER ANNUM

DATE OF NOTE                               NOVEMBER 20, 1997

MADE AT                                    COLUMBUS, OHIO

MATURITY DATE                              NOVEMBER 30, 2003

PAYMENT DATES                              INTEREST: LAST DAY OF EACH MONTH
                                           PRINCIPAL: MARCH 31, JUNE 30,
                                           SEPTEMBER 30, DECEMBER 31

       This is the SENIOR SUBORDINATED NOTE DUE NOVEMBER 30, 2003 ("Note") provided for in the SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF NOVEMBER 20, 1997, as amended, restated, supplemented or otherwise modified and in effect from time to time ("Purchase Agreement") by and between BOCP, as purchaser, and the COMPANY, as seller. BOCP, together with its successors and assigns, is referred to as the "Payee." The Company, together with its successors and assigns, is referred to as the "Maker".

       THIS NOTE IS ONE OF THE RELATED DOCUMENTS REFERRED TO IN THE PURCHASE AGREEMENT.

       FOR VALUE RECEIVED, THE MAKER HEREBY PROMISES TO PAY TO THE ORDER OF THE PAYEE THE PRINCIPAL AMOUNT OF FOUR MILLION DOLLARS ($4,000,000), TOGETHER WITH INTEREST, PREPAYMENT PREMIUMS AND ASSESSMENTS, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS NOTE.

       SECTION 1.    DEFINITIONS AND MISCELLANEOUS PROVISIONS.

       All capitalized terms not otherwise defined in this Note shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase Agreement as in effect from time to time, which definitions are, to the extent applicable, incorporated herein by reference.

       The provisions of Section 13 of the Purchase Agreement are applicable to this Note and are, to the extent applicable, incorporated by reference in this Agreement.

       SECTION 2.    MATURITY AND PAY OFF.

       The unpaid Principal Amount of this Note, together with all accrued but unpaid Interest and Assessments shall be due and payable in full on the Maturity Date. Payment of the Principal Amount and all accrued but unpaid Interest and Assessments may be Accelerated upon the occurrence of an Event of Default as provided for in Section 8 of this Note.

       The date upon which the Principal Amount and all accrued but unpaid Interest and Assessments is paid or discharged in full is referred to as the "Pay Off Date." Upon written Notice by the Maker to the Payee, the Payee will furnish to the Maker a pay off letter setting forth the amount of the payment of Principal Amount, Interest and Assessments required to pay this Note in full as of a specified Pay Off Date.

       SECTION 3.    INTEREST.

       Interest shall accrue from the date of this Note through and including the Pay Off Date on the unpaid Principal Amount at the Interest Rate, ("Interest"). All accrued but unpaid Interest shall be paid monthly in arrears on each Payment Date specified above, commencing December 31, 1997.

       Upon the occurrence of an Event of Default and the election by the Payee, in the sole exercise of its discretion, to impose the Default Interest Rate specified herein by giving Notice of that election to the Maker ("Default Rate Election"), the "Interest Rate" shall be a fixed rate per annum equal to the Default Interest Rate, and the Default Interest Rate shall continue to be the "Interest Rate" until the first Payment Date after the Default Rate Election at which such Event of Default has been remedied or waived and no other Default or Event of Default is continuing unremedied or unwaived, provided that the Note has not been Accelerated. At all times that the Default Interest Rate is not in effect, the "Interest Rate" shall be a fixed rate per annum equal to the Stated Interest Rate specified above.

       Notwithstanding any provision of this Note to the contrary: (i) in no event shall the Interest Rate be a rate per annum in excess of the maximum interest rate permissible under Applicable Law, and (ii) to the extent that Interest or other amounts paid with respect to this Note which are deemed to be interest under Applicable Law result in interest payments in excess of those permitted under Applicable Law, such excess payments shall be applied to the payment of the unpaid Principal Amount or, if the Principal Amount has been paid in full, shall be refunded to the Maker.

       Interest shall be calculated based upon the actual number of days elapsed over each month, including any additional days elapsed because the scheduled Payment Date fell on a non-Business Day, and otherwise in accordance with Section 13.15 of the Purchase Agreement.

       SECTION 4.    PRINCIPAL AMOUNT.

       The Principal Amount shall be paid in installments as set forth on
Schedule 1 hereto, payable Quarterly on each Payment Date, commencing on the Amortization Commencement Date and continuing until the earlier of the Pay Off Date or the Maturity Date. In the event of any partial prepayment of Principal

Amount, each such partial prepayment shall be applied to pay the scheduled installments of Principal Amount in inverse order of the Payment Dates on which such installments are due and payable.

       SECTION 5.    PREPAYMENTS.

       The Maker may prepay the Principal Amount in whole at any time or in part from time to time after June 30, 1998; provided, that (i) each partial prepayment of Principal Amount shall be in an amount equal to $500,000 or an integral multiple thereof, and (ii) Maker pays any Prepayment Premiums as provided for below.

       The Maker shall pay as a Prepayment Premium the percent shown below of the Principal Amount of such prepayment.

-------------------------------------------------------------------------------
       IF PREPAYMENT IS MADE
       ON OR AFTER                    BUT BEFORE             PREPAYMENT PREMIUM
-------------------------------------------------------------------------------
       June 30, 1998                  November 30, 1998             4%
       November 30, 1998              November 30, 1999             3%
       November 30, 1999              November 30, 2000             2%
-------------------------------------------------------------------------------


       All prepayments of Principal Amount shall be accompanied by the payment of (i) all Interest accrued but unpaid through the date of prepayment with respect to the Principal Amount prepaid, and (ii) all unpaid Assessments.

       SECTION 6.    LATE PAYMENTS

       A payment of Principal Amount, Interest or Assessment shall be deemed to be in default if such payment is not made in the manner provided for in Section 7 of this Note prior to 2:00 p.m., Columbus, Ohio time on the fifth day following Notice of such default. The Payee may, in the sole exercise of its discretion, by Notice to the Maker, assess a fee of $1,000 per Payment Date with respect to which there is a late payment to reimburse the Payee for the cost of processing such late payment. Such fee shall be deemed to be an "Assessment" for purposes of this Note. The Payee may not assess such fee with respect to any Payment Default after payment of this Note is Accelerated.

       SECTION 7.    PAYMENTS AND WIRING INSTRUCTIONS.

       All payments of Principal Amount, Interest, Prepayment Premium or Assessments shall be made by wire transfer of immediately available funds to the account of the Payee at or before 2:00 p.m. Columbus, Ohio time on the Business Day that such payment is due. Any wire transfer received by the Payee after 2:00 p.m. Columbus, Ohio time on any Business Day shall be deemed to have been received by the Payee prior to such time on the next Business Day.

       Unless otherwise specified in a Notice by the Payee to the Maker, all such payments shall be wired in accordance with the following instruction:

       Bank One, Columbus, OH
       ABA #044-000-037
       FAO Banc One Capital Corporation
       Account #981039134

       In the event that any scheduled Payment Date falls on a non - Business Day, such Payment Date shall be deemed to be the next Business Day following such scheduled Payment Date, and such additional days shall be deemed to have elapsed for purposes of computing the accrued Interest payable on such Payment Date.

       SECTION  8.   EVENTS OF DEFAULT.

       (a)    Enumeration of Defaults.   Each of the following events shall be
an "Event of Default" for the purposes of this Note. An Event of Default shall be deemed to continue until waived by Notice by the Payee to the Maker or remedied by action of the Maker to the reasonable satisfaction of the Payee.

       (b) Payment Default. The Maker defaults in the payment when due of any installment of Principal Amount, Interest or Assessment, and such default is not remedied in the manner (including the payment of any Assessment) and within in the grace period provided for in Section 6 of this Note ("Payment Default"). A Payment Default shall be deemed to have occurred notwithstanding the fact that the default in payment resulted from compliance with or enforcement of the Intercreditor Agreement.

       (c) Affirmative Covenant Default. The Maker fails to observe or perform any Affirmative Covenant and such default is not remedied in the manner and within the applicable grace period after Notice of such default provided for in the Purchase Agreement.

       (d) Reporting Covenant Default. The Maker fails to observe or perform any Reporting Covenant and such default is not remedied in the manner and within the applicable grace period after Notice of such default provided for in the Purchase Agreement.

       (e) Negative Covenant Default. The Maker fails to observe or perform any Negative Covenant and such default is not remedied in the manner and within the applicable grace period after Notice of such default provided for in the Purchase Agreement.

       (f)    Warranty Default.   Any Representation or Warranty proves to have
been untrue, incomplete or misleading in any material respect when made or when deemed to have been made and such breach is not remedied within 30 days after Notice by the Payee to the Maker of such breach.

       (g)    Financial Test Default.   As of any applicable date of
determination, the Maker fails to satisfy any of the Financial Tests.

       (h) Cross Default. The Maker defaults in the payment of any Indebtedness with an unpaid principal amount in excess of $100,000, (but specifically excluding any purchase money obligation the payment of which is being actively contested in good faith by the Maker (as guarantor, surety or principal)) and such default, acceleration or action remains unremedied or unrescinded for a period of 20 days, regardless of whether (i) such default is waived by the obligee unless such waiver constitutes full satisfaction of all amounts then due and payable, (ii) payment of any Indebtedness of the Maker is accelerated, (iii) the contractual right of the Maker to borrow money under any loan, credit or similar agreement or arrangement is suspended as a result of any default by the Maker with respect to such agreement or arrangement or (iv) any action to enforce payment of any Indebtedness of the Maker is commenced against the Maker or with respect to any collateral securing such Indebtedness.

       (i) Subordination Default. Any agreement with respect to the Senior Indebtedness is amended or modified in violation of the Intercreditor Agreement, the blocking period as provided for in the Intercreditor Agreement is commenced, Payment of any amount due under this Note is prevented due to compliance with or the enforcement of the Intercreditor Agreement, or any amounts previously paid with respect to this Note are repaid or held in constructive trust by the Payee due to compliance with or the enforcement of the Intercreditor Agreement or the Maker seeks forebearance with respect to the payment of any principal or interest due under the Senior Indebtedness.

       (j) Document Default. The Maker defaults in the observance or performance of any covenant or agreement required under the Related Documents and such default continues for a period of 30 days after Notice by the Payee to the Maker of such default.

       (k) Voluntary Insolvency Default. The Maker: (i) discontinues the conduct of its business; (ii) applies for or consents to the imposition of any Insolvency Relief; (iii) voluntarily commences or consents to the commencement of an Insolvency Proceeding; (iv) files an answer admitting the material allegations of any involuntary commencement of an Insolvency Proceeding; (v) makes a general assignment for the benefit of its creditors; or (vi) is unable or admits in writing its inability to pay its debts as they become due ("Voluntary Insolvency Default").

       (l) Insolvency Order. Any Insolvency Order is entered against the Maker and such Insolvency Order is not dismissed within 60 days of its entry ("Involuntary Insolvency Default").

       (m) Fraudulent Conveyance Default. The Maker: (i) conceals, removes or permits to be concealed or removed all or any part of its property with the intent to hinder, delay or defraud any of its creditors; (ii) makes or permits any conveyance of its material properties that would be deemed fraudulent to creditors under any Insolvency Law or fraudulent conveyance provision of Applicable Law; (iii) engages in a bulk transfer of any of its property without complying with the bulk transfer provisions of Applicable Law; (iv) has, while it is insolvent, caused or permitted any of its creditors to obtain a Lien on any of its property by legal proceedings or otherwise which is not vacated within 30 days.

       (n) Judgments. A final, nonappealable judgment or judgments is or are entered against the Maker in the aggregate amount of $100,000 or more on a claim or claims not covered by insurance.

       (o) Material Adverse Change. In the reasonable judgment of the Purchaser, any material adverse change occurs in the financial condition or results of operations of the Maker or the Maker's ability to perform its obligations under this Note, the Purchase Agreement or the Related Documents.

       (p) Redemptions. Maker redeems any shares of any of its Capital Stock, except for redemptions not to exceed, in the aggregate, 100,000 shares.

       SECTION 9.    REMEDIES AND ACCELERATION.

       (a) Remedies. After payment of this Note is Accelerated, the Payee shall have (i) all rights and remedies granted to it under this Note and the Purchase Agreement, and (ii) all rights of a creditor under Applicable Law (including the UCC). All such rights and remedies and the exercise thereof shall be cumulative. No exercise of any such rights and remedies shall be deemed to be exclusive or constitute an election of remedies.

       (b)    Acceleration of Payment.   Upon the occurrence of a Voluntary
Insolvency Default or Involuntary Insolvency Default, payment of this Note shall be Accelerated automatically and without Notice. Upon the occurrence and during the continuation of any other Event of Default, the Payee may, in the sole exercise of its discretion, elect to cause payment of this Note to be Accelerated by giving Notice of such election to the Maker ("Acceleration Notice"). Once payment of this Note has been properly Accelerated as provided for in this section, such Acceleration may be revoked only by the Payee, in the sole exercise of its discretion, by giving Notice of revocation to the Maker, regardless whether the Event of Default giving rise to such Acceleration has been remedied by action of the Maker.

       (c) Waiver of Default. No Default or Event of Default may be waived nor shall be deemed to have been waived except by an express Notice by the Payee to the Maker, and any such grant of waiver shall be applicable only to the specific Defaults or Events of Default expressly identified in such Notice and shall not be deemed to apply to any other or subsequent Default or Event of Default. The Payee may grant or withhold any such waiver in the sole exercise of its discretion, which may be conditioned upon the payment by the Maker of a premium, the grant of collateral to secure the payment of this Note or the acceptance of other terms and conditions under this Note or the Purchase Agreement. No course of dealing by the Payee or its agents and employees, or the failure, forebearance or delay by the Payee in exercising any of its rights or remedies under this Note or the Purchase Agreement or any other Related Document shall operate as a waiver of any Default or Event of Default or of any right of the Payee under this Note.

       SECTION 10.   WAIVERS BY MAKER.

       To the full extent permitted by Applicable Law, Maker waives with respect to this Note: presentment; protest and demand; notice of protest, demand and dishonor; and diligence in collection. Maker agrees that the Payee may release all or any part of any collateral securing the payment of this Note; any guarantor or surety with respect to this Note; or any other Maker from its obligation with respect to this Note, all without notice to Maker and without affecting in any way the obligation of Maker under this Note.

       SECTION 11.   INTENTIONALLY BLANK.

       SECTION 12.   INTERCREDITOR AGREEMENT.

       The Payee and the Senior Lender are parties to an Intercreditor Agreement dated as of the date hereof, pursuant to which certain of the Payee's rights under this Note are subordinated to the Senior Lender. Nothing in this Note, the Purchase Agreement or such Intercreditor Agreement shall grant to Maker any rights as a beneficiary under such Intercreditor Agreement nor any right to enforce against the Payee any provision of such Intercreditor Agreement.

       SECTION 13.   COLLECTION AND ASSESSMENT FOR COSTS.

       The Maker shall reimburse the Payee for all reasonable costs and expenses (including legal fees and disbursements) incurred by the Payee in connection with the collection or attempted collection of the payment of this Note through legal proceedings or otherwise except to the extent that such costs and expenses are incurred in an action in which it is ultimately determined that the Maker was not in breach of its obligations to the Payee. All such amounts shall be deemed to be "Assessments" for purposes of this Note.

       SECTION 14.   AMENDMENT.

       This Note may not be amended, restated, supplemented or otherwise modified except by an express written agreement executed and delivered by the Maker and the Payee. Compliance with the covenants and other provisions of this Note may not be waived except by an express written waiver signed and delivered by the Payee.

       SECTION 15.   GOVERNING LAW.

       THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PAYEE AND MAKER UNDER THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

       SECTION 16.   WAIVER OF JURY TRIAL.

       THE PAYEE AND THE MAKER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM ("LITIGATION"). NEITHER THE PAYEE NOR THE MAKER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE PAYEE OR THE MAKER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

       SECTION 17.   CONSENT TO JURISDICTION, VENUE AND SERVICE OF PROCESS.

       THE PAYEE AND THE MAKER, EACH AFTER HAVING CONSULTED OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY: (I) CONSENTS TO THE JURISDICTION OF THE COMMON PLEAS COURT OF FRANKLIN COUNTY, OHIO AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION WITH RESPECT TO ANY LITIGATION; (II) WAIVES ANY OBJECTIONS TO THE VENUE OF ANY LITIGATION IN EITHER SUCH COURT; (III) AGREES NOT TO COMMENCE ANY LITIGATION EXCEPT IN ONE OR THE OTHER OF SUCH COURTS AND AGREES NOT TO CONTEST THE REMOVAL OF ANY LITIGATION COMMENCED IN ANY OTHER COURT TO ONE OR THE OTHER OF SUCH COURTS; (IV) AGREES NOT TO SEEK TO REMOVE, BY CONSOLIDATION OR OTHERWISE, ANY LITIGATION COMMENCED IN EITHER OF SUCH COURTS TO ANY OTHER COURT; AND (V) WAIVES PERSONAL SERVICE OF PROCESS IN CONNECTION WITH ANY LITIGATION AND CONSENTS TO SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL IN ACCORDANCE WITH APPLICABLE LAW. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE PAYEE OR THE MAKER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

       IN WITNESS WHEREOF, this Note has be executed and delivered by and on behalf of Maker by its duly authorized officer, effective as of the Date of Note set forth above.

                                           MAKER:

                                           SCC COMMUNICATIONS CORP.


                                           By: /s/ NANCY K. HAMILTON
                                              ---------------------------
                                           Its: CHIEF FINANCIAL OFFICER
                                               --------------------------

                                   SCHEDULE 1
                      LOAN PRINCIPAL AMORTIZATION SCHEDULE

---------------------------------------------------------------------------
DATE PRINCIPAL PAYMENT DUE                             AMOUNT DUE
---------------------------------------------------------------------------
December 31, 1997-December 31, 2000                       $0
March 31, 2001                                          $250,000
June 30, 2001                                           $250,000
September 30, 2001                                      $250,000
December 31, 2001                                       $250,000
March 31, 2002                                          $250,000
June 30, 2002                                           $250,000
September 30, 2002                                      $250,000
October 31, 2002                                        $250,000
December 31, 2002                                       $250,000
March 31, 2003                                          $500,000
June 30, 2003                                           $500,000
September 30, 2003                                      $500,000
November 30, 2003                            Remaining Outstanding Balance
---------------------------------------------------------------------------